UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 23, 2009

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	0-15502	13-3238402

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

810 Seventh Avenue,

New York, New York

10019

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Certain Officers.

On February 23, 2009, Ms. Cynthia Shereda submitted her resignation as Executive Vice President, General Counsel and Secretary of Comverse Technology, Inc. (the “Company”), with her departure to be effective on March 20, 2009.

(e) Compensatory Arrangements of Certain Officers.

Pursuant to provisions of the Employment Agreement, dated September 4, 2007 between Ms. Shereda and the Company, in connection with her resignation of employment, Ms. Shereda will be entitled to receive (i) her base salary earned but not paid prior to the date of termination and (ii) any amounts earned, accrued or owing to Ms. Shereda but not yet paid in respect of employee benefit programs, reimbursement of business expenses, perquisites and unused vacation days.

The terms of Mr. Shereda’s Employment Agreement were disclosed previously in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2007, and such disclosure is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE TECHNOLOGY, INC.

Date: February 26, 2009	By:	/s/ Andre Dahan
	Name:	Andre Dahan
	Title:	President and Chief Executive Officer

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